EXHIBIT 10.10(ii)

FIRST AMENDMENT

Notice 2005-1

Transition Elections Expiring

on December 31, 2005

FIRST AMENDMENT

(for transition relief pursuant to Code Section 409A)

TO

THE

HOMEBANC MORTGAGE CORPORATION

DEFERRED COMPENSATION PLAN

WITNESSETH:

WHEREAS:

HomeBanc Mortgage Corporation (the “Company”) maintains the HomeBanc Mortgage Corporation Deferred Compensation Plan (the “Plan”), a nonqualified deferred compensation plan subject to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended; and

WHEREAS,

Section 7.1 of the Plan permits the Company to modify, amend or terminate the Plan; and

WHEREAS,

Proposed regulations, published October 4, 2005 under Internal Revenue Code Section 409A (“Code Section 409A”), require an amendment to the Plan no later than December 31, 2005 in order to authorize the Plan Administrator to offer the transition elections to participants described in IRS Notice 2005-1; and

WHEREAS,

The Company wishes to further amend the Plan, effective as of the dates specified in IRS Notice 2005-1, to authorize the Plan Administrator to offer to participants, in its discretion, the transition relief described in Notice 2005-1.

NOW, THEREFORE:

1.	The Plan is amended by adding “(i)” before the first sentence of Section 4.1(a) to make the current Section 4.1(a) the first of two subsections, and by adding the following language as a separate paragraph after the last sentence in Section 4.1(a):

“ (ii) The foregoing notwithstanding, and notwithstanding any other provisions in the Plan concerning timing of initial deferral elections to the contrary, the Plan Administrator has authority, pursuant to transition relief provided in Q&A 21 of corrected IRS Notice 2005-1, to permit participants to make or modify deferral elections with respect to compensation that relates all or in part to services performed during calendar year 2005, so long as: (i) the deferral election with respect to such compensation is properly filed with the Plan Administrator prior to March 15, 2005; and (ii) the amounts to which the deferral election relate have not been paid or become payable prior to the election.”

2.	The Plan is further amended by adding new Section 4.1(g) to read as follows:

“(g) Notwithstanding any provisions in the Plan concerning the prohibition of payments to participants upon a termination of participation in the plan or the cancellation of a deferral election during a Plan Year to the contrary, the Plan Administrator has the authority, pursuant to transition relief provided in Q&A 20 of corrected Notice 2005-1, to permit a participant in accordance with procedures established by the Plan Administrator and with respect to amounts subject to Code Section 409A, to: (i) elect to terminate, or partially terminate, participation in the Plan and receive payment of that portion of his or her vested account balance payable under the Plan corresponding to the portion of the Plan to which the termination applies; or (ii) elect to cancel or reduce a deferral election. An election by a participant permitted in (i) or (ii) hereinabove, shall be made no later than December 31, 2005.”

3.	The Plan is further amended by adding new Section 4.1(h) to read as follows:

“(h) Notwithstanding any provisions in the Plan concerning the prohibition of payments to participants upon a termination of participation in the Plan or the cancellation of a deferral election during a Plan Year to the contrary, if there has been in calendar year 2005 any payments under the Plan to a participant who qualifies as a “specified employee” (as defined in §1.409A-1(i)(1) of the proposed regulations under Code Section 409(A) that were made less than six (6) months after the participant’s separation from service, then such payments shall be deemed to be a decision by the participant to revoke his or her deferral pursuant to Q&A 20 of corrected Notice 2005-1 and in accordance with Section 4.1(g) above.”

Except as amended hereby, the terms of the Plan, subject to operational compliance with Notice 2005-1 and applicable Treasury regulations, remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to the Plan to be executed by its duly authorized officer as of the Effective Date.

HOMEBANC MORTGAGE CORPORATION

BY:	/s/ CHARLES W. MCGUIRE
ITS:	Senior Vice President and General Counsel